UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Current Reports on Form 8-K, filed with the U.S. Securities and Exchange Commission on March 16, 2021, and May 7, 2021, James “Jim” Ulm, II, ceased serving as Senior Vice President and Chief Financial Officer for Callon Petroleum Company (the “Company”) effective May 17, 2021. Mr. Ulm continued in active service until his retirement date on May 31, 2021 (the “Resignation Date”) to assist in the transition.

On July 22, 2021, in connection with his departure from the Company, the Company entered into a Separation Agreement with Mr. Ulm. Pursuant to the Separation Agreement, Mr. Ulm will receive a prorated bonus for second quarter 2021 under the Company’s 2020 Officer Cash Incentive Award program, which will be paid, subject to Mr. Ulm’s continued compliance with the terms of the Separation Agreement, no later than August 31, 2021. The Company will also transfer to Mr. Ulm the title to the company vehicle currently being used by Mr. Ulm, which is valued at approximately $46,000. The Company will also maintain COBRA continuation coverage for Mr. Ulm and his family members for a period of eighteen (18) months after the Resignation Date for medical, dental, and vision insurance coverage.

In exchange for the foregoing, Mr. Ulm agreed to certain waivers and releases for the Company’s benefit. Mr. Ulm has also agreed that for a period of one (1) year following the Resignation Date, he will not, directly or indirectly, compete or provide services to any oil and gas exploration and production company in the Permian Basin or Eagle Ford Shale, and that for a period of two (2) years following the Resignation Date, he will not, directly or indirectly, hire, solicit, or influence any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries.

Additionally, on July 22, 2021, the Company entered into a Consulting Agreement with Mr. Ulm. Pursuant to the Consulting Agreement, Mr. Ulm will receive a monthly fee of $50,000 in exchange for assisting the Company in transitioning the duties of the Chief Financial Officer position. The Consulting Agreement will terminate on the earlier of December 31, 2021, or in the event that Mr. Ulm obtains employment or obtains a principal role with another company or joint venture.

The foregoing descriptions of the Separation Agreement and Consulting Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Separation Agreement and Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

July 23, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer